DIANE D. DALMY
ATTORNEY AT LAW
8965 W. CORNELL PLACE
LAKEWOOD, COLORADO 80227
303.985.9324 (telephone)
303.988.6954 (facsimile)
ddalmy@earthlink.net

January 15, 2009

Mr. Tal L. Kapelner
President/Chief Executive Officer
Writers’ Group Film Corp.
1752 East Avenue
J #266
Lancaster, California 93560

Re: Writers’ Group Film Corp.
       Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special legal counsel for Writers’ Group Film Corp., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission. The Registration Statement relates to the registration of an aggregate of 164,434,822 shares of common stock of the Company (the “Common Stock”) under the Securities Act of 1933, as amended (the “Securities Act’). Of the 164,434,822 shares of common stock being registered, an aggregate 64,434,822 shares represent shares for resale by the selling shareholders as named in the Registration Statement (the “Selling Shareholders”), and an aggregate 100,000,000 shares represent shares that may be acquired by Auctus Private Equity Fund LLC (“APEF”) from time to time pursuant to a drawdown line of equity credit facility.

Writers’ Group Film Corp.
Page Two
January 15, 2009

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) certain records of the Company’s corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; (v) the subscription agreements entered into between the Selling Shareholders and the Company for the acquisition of the shares of Common Stock (collectively, the “Subscription Agreements”); and (vi) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Delaware, including all applicable provisions of the Constitution of the State of Delaware, statutory provisions of the State of Delaware and reported judicial decisions of the courts of the State of Delaware interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Writers’ Group Film Corp.
Page Three
January 15, 2009

Based upon the foregoing, I am of the opinion that the shares of Common Stock held by the Selling Shareholders are validly issued, fully paid and non-assessable.

Based upon the foregoing, I am further of the opinion that the shares of Common Stock to be issued to APEF, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption “Interests of Named Experts and Counsel”.